EXHIBIT 23.1

NICHOLS, CAULEY & ASSOCIATES, LLC
A Professional Services Firm of:	REPLY TO:
Certified Public Accountants	2970 Clairmont RD NE
Certified Financial Planners®	Atlanta, Georgia 30329-4440
Certified Valuation Analysts ____________________	800-823-1224
FAX 404-214-1302 atlanta@nicholscauley.com
Atlanta — Clarkesville — Dublin — Warner Robins
www.nicholscauley.com

April 12, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report, dated April 12, 2012, with respect to the consolidated financial statements of Capitol City Bancshares, Inc. included in this annual report on Form 10-K for the years ended December 31, 2011 and 2010, into the Registration Statements on Form S-8 relating to the Capitol City Bancshares, Inc. 1999 Stock Option Plan and Capitol City Bank Employee Stock Purchase Plan (File#333-12655 and #333-132184), as filed with the SEC on March 29, 2005 and March 6, 2006, respectively.

/s/ Nichols, Cauley & Associates, LLC